EXHIBIT 23.1


                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in ValueStar Corporation's Registration Statement No. 333-66195 on Form S-3, and in Registration Statements No. 333-66191 and No. 333-30780 on Form S-8, of our report on the audits of the consolidated financial statements of ValueStar Corporation as of June 30, 2000 and for each of the two years then ended. Our report, which is dated August 3, 2000, appears in the Annual Report on Form 10-KSB of ValueStar Corporation for the year ended June 30, 2000.


                                           /s/ MOSS ADAMS LLP


Santa Rosa, California
September 22, 2000